UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

Gemphire Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37809 (Commission File Number)	47‑2389984 (IRS Employer Identification No.)

17199 N. Laurel Park Drive, Suite 401, Livonia, MI 48152

(Address of principal executive offices)  (Zip Code)

(734) 245‑1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2018, Dr. Steven Gullans was appointed as President and Chief Executive Officer of Gemphire Therapeutics Inc. (the “Company”).  Dr. Gullans will continue to serve as a director of the Company.

Dr. Gullans, age 65, has served as the Company’s Interim President and Chief Executive Officer since May 2017 and has served as a member of our Board since April 2016.  Until May 2018, Dr. Gullans served as Managing Director at Excel, which he co-founded and where he had been employed since February 2008. At Excel, he focused on investing in life science technology companies with a particular interest in disruptive platforms that can impact multiple industries. Prior to Excel, Dr. Gullans co-founded RxGen, Inc., a pharmaceutical services company where he served as chief executive officer from January 2004 to February 2008. Dr. Gullans is currently a director at N-of-One, Inc., an oncology diagnostics company and Orionis Biosciences, a drug development company.  He was previously a board member of Activate Networks, Inc. which was acquired by Decision Resource Group, BioTrove, Inc. which was acquired by Life Technologies Corporation, Biocius Life Sciences, Inc. which was acquired by Agilent Technologies Inc., Cleveland HeartLab, Inc., which was acquired by Quest Diagnostics, nanoMR Inc. which was acquired by DNA Electronics Ltd, Tetraphase Pharmaceuticals, Inc. which went public in 2013, and Molecular Templates, Inc. which was merged into a public entity in 2017. Dr. Gullans was a faculty member at Harvard Medical School and Brigham and Women's Hospital for almost 20 years. Dr. Gullans holds a B.S. from Union College and a Ph.D. from Duke University.

On May 1, 2018, the Company entered into an Employment Agreement (the “Employment Agreement”) with Dr. Gullans (the “Executive”).  The following description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Term

The Employment Agreement has an initial term (the “Initial Term”) of three (3) years beginning on May 1, 2018 and automatically renews for an additional one year period at the end of the Initial Term and each anniversary thereafter provided that at least ninety (90) days prior to the expiration of the Initial Term or any renewal term the Board does not notify Executive of its intention not to renew.

Compensation and Benefits

The Employment Agreement entitles Executive to, among other benefits, the following compensation:

•                  An annual base salary of at least $500,000, reviewed at least annually commencing with the review of compensation for the year ended December 31, 2020;

•                  A signing bonus of $250,000;

•                  An annual cash bonus in an amount of up to fifty percent (50%) of Executive’s annual base salary;

•                 Participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company (beginning in 2019);

•                  Participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company;

•                  Prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the plans, practices, policies and programs of the Company; and

•                  Paid vacation in accordance with the Company’s policies and practices consistent with the treatment of other senior executive officers of the Company.

Stock Option Grants

Pursuant to the Employment Agreement, on May 1, 2018, Executive was granted the following options to purchase shares of common stock of the Company under the Company’s Amended and Restated 2015 Equity Incentive Plan, as such may be amended (the “Plan”), at a per share exercise price equal to $5.56, the closing price of the Company’s common stock on the Nasdaq Global Market on such date:

•	An option to purchase 150,000 shares of common stock vesting in a series of 48 equal monthly installments, subject to Executive’s continued employment;

•

Subject to stockholder approval as described below, an option to purchase 50,000 shares of common stock vesting in a series of 48 equal monthly installments, subject to Executive’s continued employment; and

•

Subject to stockholder approval as described below, an option to purchase 100,000 shares of common stock, 50,000 of which will vest on the date that the first patient in the first Phase 3 clinical trial of gemcabene in a non-orphan indication receives the first dose of gemcabene and the remaining 50,000 of which will vest when the thirty (30) consecutive day volume weighted average closing price of the Company’s common stock achieves a certain target, in each case, if such event occurs on or before December 31, 2019, subject to Executive’s continued employment.

In the event that the Company consummates a transaction that constitutes a change in control and the options described above are not assumed, continued or substituted, then all of the unvested shares underlying such options shall fully vest and become exercisable upon the effectiveness of such change in control.

In accordance with Nasdaq Listing Rules, the second and third options described above are subject to, and may not be exercised until, the Company’s stockholders approve an amendment to the Plan to increase the number of shares authorized for issuance thereunder by 300,000 shares, and such options will be cancelled and void if such approval is not received. The Company is seeking stockholder approval of such amendment to the Plan at the 2018 annual meeting of stockholders to be held on Tuesday, May 22, 2018. See the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2018 for a description of the Plan and the proposed amendment.

Pursuant to the Employment Agreement, Executive also consented to an extension of the vesting term of an option he was previously granted for 60,000 shares from 12 months to 48 months. Notwithstanding the vesting schedules set forth above, Executive may exercise all or a part of any such option, including the unvested portion, during his employment and within the term of such option (and, with respect to the second and third options described above, following stockholder approval); provided that Executive will enter into an early exercise purchase agreement with the Company with a vesting schedule that will result in the same vesting as if no early exercise had occurred and any unvested shares purchased will be subject to the Company’s purchase option.

Termination Benefits

In the event of Executive’s death during the employment period or a termination due to Executive’s disability, Executive or his beneficiaries or legal representatives shall be provided any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and certain other benefits provided for in the Employment Agreement (the “Unconditional Entitlements”).

In the event of Executive’s termination for cause by the Company or the termination of Executive’s employment as a result of Executive’s resignation without good reason, Executive shall be provided the Unconditional Entitlements.

In the event of a termination by Executive for good reason, the exercise by the Company of its right to terminate Executive other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any renewal term (not within eighteen (18) months following a Change in Control (as defined in the Employment Agreement)), Executive shall receive the Unconditional Entitlements and, subject to Executive signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Executive (i) a severance amount equal to the sum of Executive’s annual base salary as of the termination date and a pro-rated portion of Executive’s cash bonus for the year in which the termination occurs (calculated based on the greater of Executive’s target bonus for such year or the average bonus paid to Executive in the prior two fiscal years) (the “Severance Amount”), (ii) Company-paid continued medical coverage for twelve (12) months following such termination, (iii) accelerated vesting of options that would have vested if Executive had remained employed with the Company for eighteen (18) months following termination and (iv) continued vesting of other equity awards for eighteen (18) months following such termination (the “Conditional Benefits”).

Benefits Following a Change in Control

In the event of a termination by Executive for good reason, the exercise by the Company of its right to terminate Executive other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any renewal term, in each case, within eighteen (18) months following a Change in Control, Executive shall receive (i) the Unconditional Entitlements, (ii) 1.5 times the sum of Executive’s annual base salary and cash bonus (calculated based on the greater of Executive’s target bonus for such year or the average bonus paid to Executive in the prior two fiscal years), (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any, and (iv) the Conditional Benefits except the Severance Amount.

Noncompetition and Nonsolicitation

During employment and for the one (1) year period after termination, Executive is subject to non-solicitation and non-competition requirements.

Item 7.01 Regulation FD Disclosure.

On May 3, 2018, the Company issued a press release announcing the appointment of Dr. Gullans. A copy of the press release is furnished herewith as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Gemphire Therapeutics Inc. and Dr. Steven Gullans dated May 1, 2018.
99.1	Press Release dated May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2018	GEMPHIRE THERAPEUTICS INC.

	By:	/s/ Jeffrey S. Mathiesen
	Name:	Jeffrey S. Mathiesen
	Title:	Chief Financial Officer